                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): October 11, 1999






                          Commission File Number 1-5097



                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)




        Wisconsin                                          39-0380010
(State of Incorporation)                    (I.R.S. Employer Identification No.)



        5757 N. Green Bay Avenue
             P.O. Box 591
         Milwaukee, Wisconsin                                 53201
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (414) 228-1200

ITEM 5   OTHER EVENTS

Johnson Controls wishes to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 by filing this Form 8-K. Many of these factors addressed below have been discussed in prior filings by Johnson Controls. Johnson Controls wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, Johnson Controls' actual results and could cause its actual consolidated results for the current period, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Johnson Controls.

-- A significant decline in the automobile production rate in the US, Europe and/or South America; a restriction in the ability of auto manufacturers to outsource component manufacturing to outside suppliers, whether as a result of collective bargaining agreement, union negotiations or otherwise; a significant decline in new construction of commercial buildings; moderation in the outsourcing of facility management of commercial buildings and the privatization of facility management of government facilities; changes in automobile battery suppliers by Johnson Controls' major customers; major changes in energy costs or government regulations that would decrease the incentive for commercial and government customers to save energy; labor strikes, work stoppages, or other interruptions to or difficulties in the employment of labor in the major markets where the corporation purchases material, components, and supplies for the production of its products or where its products are produced, distributed or sold.

-- Significantly increased pressure to change the selling price for Johnson Controls' products with resulting effects on margins; increased entries of new competitors into markets;

-- Underutilization of Johnson Controls plants and factories, or of any plant expansions or new plants, resulting in production inefficiencies and higher costs; start-up expenses and inefficiencies and delays; overcapacity of the production plants in the industries in which Johnson Controls operates; cyclicality of the auto parts industry; Johnson Controls' ability to remain a Tier 1 supplier to the auto industry; impact of weather on demand for products of Johnson Controls; impact of the financial condition of its suppliers on Johnson Controls;

-- Johnson Controls' ability to achieve cost reduction targets; amount, rate and growth in Johnson Controls' selling, general and administrative expenses; and the impact of unusual items resulting from on-going evaluations of business strategies, asset valuations, acquisitions, divestitures and organizational structures;

-- The effects of, and changes in, trade, monetary and fiscal policies, laws and regulations, other activities of governments, agencies and similar organizations, and social economic conditions, such as trade restrictions or prohibitions; inflation and monetary fluctuations; import and other charges or taxes; the ability or inability of Johnson Controls to obtain, or hedge against, foreign currency, foreign exchange rates and fluctuations in those rates; nationalizations and unstable governments and legal systems, and intergovernmental disputes as well as actions affecting frequency, use and availability, spectrum authorizations and licensing;

-- The costs and other effects of legal and administrative cases and proceedings (whether civil, such as environmental and product-related, or criminal), settlements and investigations, claims, and changes in those items; the costs associated with any recalls for products manufactured by Johnson Controls; developments or assertions by or against Johnson Controls relating to intellectual property rights and intellectual property licenses; adoptions of new, or changes in, accounting policies and practices and the application of such policies and practices;

-- The addressing of Year 2000 readiness in a timely fashion by Johnson Controls and its enterprises, its customers and vendors, and utilities and government entities;

-- The addressing of the conversion to the "euro" in a timely fashion by Johnson Controls and its enterprises and its customers and vendors;

-- Economic circumstances in the financial marketplace that affect Johnson Controls' ability to market short- and long-term debt;

-- Persistence of long-term economic uncertainty in Asia or other emerging markets in which the Company competes.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.



                                         BY     Stephen A. Roell
                                                Senior Vice President and
                                                Chief Financial Officer

Date:  October 11, 1999



                                       3